Exhibit 99.4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02EJAC 1 U PX + Special Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. A Proposals — The Board of Directors recommends a vote FOR each of the proposals listed below. IMPORTANT SPECIAL MEETING INFORMATION + B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. For Against Abstain 1. To approve the issuance of Class A Common Stock pursuant to the terms of the Merger Agreement in connection with the Merger. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof. For Against Abstain 2. To approve the adjournment of the SemGroup Special Meeting, from time to time, if necessary or appropriate to solicit additional proxies. 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 2 8 6 8 7 4 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on 2016. Vote by Internet • Go to www.investorvote.com/SEMG • Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

SEMGROUP CORPORATION — SPECIAL MEETING OF STOCKHOLDERS             , 2016 YOUR VOTE IS IMPORTANT! IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SemGroup Corporation Special Meeting –            , 2016 Doubletree by Hilton Hotel Tulsa at Warren Place 6110 South Yale Ave., Tulsa, Oklahoma 74136 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John F. Chlebowski Jr., Carlin G. Conner and Thomas R. McDaniel, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Class A Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of SemGroup Corporation to be held on             , 2016, at             a.m., local time, at the Doubletree by Hilton Hotel Tulsa at Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma 74136, and at any and all adjournments or postponements thereof, on all matters coming before said meeting as stated on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS STATED. PLEASE MARK, SIGN AND DATE THE PROXY ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.